UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 __________________________________________________
FORM 8-K

 __________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2013

 __________________________________________________
VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)
 __________________________________________________

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 Valley Centre Drive, Suite 200 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)
(800) 228-4728
(Registrant's telephone number, including area code)

 __________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ___________________________________________________________________________________________________________________________________________________________________________________________________________

Item 1.01	Entry Into a Material Definitive Agreement.

On July 1, 2013, Volcano Corporation (“Volcano”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger dated December 1, 2012, by and among Volcano, Volcalypso, Inc., a wholly-owned subsidiary of Volcano, Crux Biomedical, Inc., Shareholder Representative Services, LLC, as the Stockholders' Representative, and DPD Newco, LLC (the “Merger Agreement”). Under the Merger Agreement, Volcano previously agreed to pay a milestone payment in the amount of $3.0 million following the achievement of written clearance by the U.S. Food and Drug Administration of a 510(k) notification for the commercial sale in the United States of a retrieval device, provided such 510(k) notification was submitted on or before June 30, 2013. Pursuant to the Amendment, the parties agreed to extend the outside date by which the 510(k) notification must be submitted for the $3.0 million milestone payment to remain eligible to be paid from June 30, 2013 to November 30, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/ S / John Dahldorf
John Dahldorf Chief Financial Officer
Dated: July 2, 2013